UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2020

IGM Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39045	77-0349194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Middlefield Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 965-7873

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IGMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2020, IGM Biosciences, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan (the “Amended and Restated ESPP”) and the Company’s Amended and Restated 2018 Omnibus Incentive Plan (the “Amended and Restated 2018 Plan” and together with the Amended and Restated ESPP, the “Amended and Restated Plans”), both of which had previously been adopted by the Company’s board of directors, subject to stockholder approval. The Amended and Restated Plans clarify that the number of outstanding shares of common stock used to calculate the automatic share reserve increase under each plan includes both voting and non-voting shares of the Company’s common stock.

More complete descriptions of each of the Amended and Restated Plans are contained in the Company’s proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on July 6, 2020 (the “Proxy Statement”), under the headings “Proposal No. 1 – Approval of the Amendment and Restatement of our 2019 Employee Stock Purchase Plan to Clarify that the Number of Outstanding Shares of Common Stock Used to Calculate the Automatic Share Reserve Increase under Such Plan Includes Both Voting and Non-Voting Shares of our Common Stock” and “Proposal No. 2 – Approval of the Amendment and Restatement of our Amended and Restated 2018 Omnibus Incentive Plan to Clarify that the Number of Outstanding Shares of Common Stock Used to Calculate the Automatic Share Reserve Increase under Such Plan Includes Both Voting and Non-Voting Shares of our Common Stock,” which are incorporated herein by reference. The descriptions of the Amended and Restated Plans set forth in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of such plans, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 30, 2020, the Company held the Special Meeting. Of the 24,217,288 shares of common stock of the Company outstanding as of June 23, 2020, the record date for the meeting, 20,681,138 shares of common stock were present in person virtually or represented by proxy at the Special Meeting, constituting a quorum for the transaction of business. The proposals voted upon at the meeting and the final voting results with respect to each proposal are as set forth below.

Proposal 1: Amendment and Restatement of the Company’s 2019 Employee Stock Purchase Plan

The amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan to clarify that the number of outstanding shares of common stock used to calculate the automatic share reserve increase under such plan includes both voting and non-voting shares of the Company’s common stock was approved.

For	Against	Abstain	Broker Non-Votes
17,219,260	3,460,686	1,192	N/A

Proposal 2: Amendment and Restatement of the Company’s Amended and Restated 2018 Omnibus Incentive Plan

The amendment and restatement of the Company’s Amended and Restated 2018 Omnibus Incentive Plan to clarify that the number of outstanding shares of common stock used to calculate the automatic share reserve increase under such plan includes both voting and non-voting shares of the Company’s common stock was approved.

For	Against	Abstain	Broker Non-Votes
17,185,618	3,493,242	2,278	N/A

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2019 Employee Stock Purchase Plan.

10.2	Amended and Restated 2018 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGM BIOSCIENCES, INC.

By:	/s/ Misbah Tahir
Misbah Tahir
Chief Financial Officer

Date: August 3, 2020